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EXHIBIT 10.11

HUGH GRENFAL
Suite 1950 - 400 Burrard Street
Vancouver, British Columbia Canada V6C 3A6

September 9, 1999

Palal Mining Corporation
Suite 1950 - 400 Burrard Street
Vancouver, B.C.  V6C 3A6

I, Hugh Grenfal, hold in trust for Palal Mining Corporation a 100% undivided interest in ten mineral claims, namely: Mak 1 (tag #681263), Mak 2 (tag #681264), Mak 3 (tag #681265), Mak 4 (tag
#681266), Mak 5 (tag #681267), Mak 6 (tag #681268), Mak 7 (tag
#681269), Mak 8 (tag #681270), Mak 9 (tag #681271), and Mak 10
(tag #681272) located in the Osoyoos Mining District.

I will deliver full title on demand to Palal Mining Corporation for as long as the claims are in good standing with the Province of British Columbia.



/s/ Hugh Grenfal
Hugh Grenfal